As filed with the Securities and Exchange
Commission on May 8, 1998                           Registration No. 333-_______
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              ------------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              -------------------

                            TEMPLATE SOFTWARE, INC.
              (Exact name of issuer as specified in its charter)

             Virginia                                  52-1042793
  (State or other jurisdiction of         (I.R.S. Employer Identification No.)
  incorporation or organization)

                           45365 Vintage Park Plaza
                            Dulles, Virginia 20166
                   (Address of principal executive offices)

                              -------------------

                            TEMPLATE SOFTWARE, INC.
                          1996 EQUITY INCENTIVE PLAN
                           (Full title of the plan)

                              -------------------

                               E. Linwood Pearce
                            Chief Executive Officer
                           45365 Vintage Park Plaza
                            Dulles, Virginia 20166
                                (703) 318-1000
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                with a copy to:
                            Joseph W. Conroy, Esq.
                               Hunton & Williams
                         1751 Pinnacle Dr., Suite 1700
                            McLean, Virginia  22102
                                (703) 714-7400

                              -------------------

                        CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                       Proposed maximum          Proposed maximum
Title of securities                Amount to be         offering price               aggregate               Amount of
to be registered                    registered           per share(1)            offering price(1)       registration fee
-------------------------------------------------------------------------------------------------------------------------

Common Stock, $.01                   1,500,000             $11.5625                $17,343,750                $5,980
par value.....................         shares
=========================================================================================================================

(1) Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rule 457(c) on the basis of $11.5625 per share, which was the average of the high and low prices of the Registrant's Common Stock on April 30, 1998, as reported in The Wall Street Journal.

================================================================================

                             EXPLANATION STATEMENT

     This Registration Statement on Form S-8 is being filed pursuant to General Instruction E of Form S-8 to register additional shares ("Shares") of Template Software, Inc. (the "Company") common stock, $.01 par value per share ("Common Stock") under the Company's 1996 Equity Incentive Plan (the "Plan"). The Company registered an aggregate of 1,000,000 Shares under the Plan pursuant to a Registration Statement on Form S-8 filed by the Company on April 9, 1997 under Registration Number 333-24873, the contents of which are incorporated herein by reference. An amendment to increase the number of Shares under the Plan by 1,500,000, from 1,000,000 to 2,500,000 Shares, was approved at the Company's 1998 Annual Meeting of the Shareholders held on April 28, 1998. This Registration Statement on Form S-8 is being filed to register the additional 1,500,000 Shares under the Plan which have not been registered to date.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.   PLAN INFORMATION.

     Not required to be filed with the Securities and Exchange Commission (the "Commission").

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     Not required to be filed with the Commission.



                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, filed by the Company with the Commission are incorporated herein by reference and made a part hereof:

           (i) The Company's Annual Report on Form 10-K for the year ended November 30, 1997 ;

           (ii) The Company's quarterly report on Form 10-Q for the period ending February 28, 1998;

           (iii) The description of the Company's Common Stock, $.01 par value per share, contained in the Company's Registration Statement on Form 8-A filed on January 3, 1997 (Registration No. 000-21921).

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   As permitted by the Virginia Stock Corporation Act, Registrant's Articles of Incorporation (the "Articles") eliminate all liability of Registrant's directors and officers for monetary damages to Registrant of its shareholders except in the event of willful misconduct or a knowing violation of the criminal law or any federal or state securities law. The Articles also require indemnification of any person against liability incurred in connection with any proceeding to which that person is made a party by reason of (i) his or her service to the Registrant as a director or officer or (ii) his or her service as a director, officer, trustee or partner to some other enterprise at the request of Registrant, except in the event of willful misconduct or a knowing violation of the criminal law.

     The Registrant currently carries a director and officer liability insurance policy with a per claim and aggregate coverage limit of at least $10 million.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

     The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

EXHIBIT NO.                                               DESCRIPTION
-----------   ----------------------------------------------------------------------------------------------
    4.1       Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 of the Registrant's
              Registration Statement on Form S-1, Reg. No. 333-17063).

    4.2 Bylaws (incorporated herein by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-1, Reg.
              No. 333-17063).

    4.3       Specimen Stock Certificate (incorporated herein by reference to
              Exhibit 4.4 of the Registrant's Registration Statement on
              Form S-1, Reg. No. 333-17063).

    4.4       Template Software, Inc. 1996 Equity Incentive Plan (as amended).

      5 Opinion of counsel with respect to the securities being registered.

   23.1       Consent of counsel (included in Exhibit 5).

   23.2       Consent of Coopers & Lybrand L.L.P., independent accountants.

     24       Power of Attorney (see signature pages to this Registration
              Statement).

ITEM 9.   UNDERTAKINGS.

     (a)   The Company hereby undertakes:

           1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                                               ---- ----

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Loudon, Commonwealth of Virginia, on the 8th day of May, 1998.

                                       TEMPLATE SOFTWARE, INC.

                                       By:    /s/  E. Linwood Pearce
                                          -------------------------------------
                                              E. Linwood Pearce
                                              Chief Executive
                                              Officer and Director


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints E. Linwood Pearce as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitutes, could lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below on May 8, 1998 by the following persons in the capacities indicated.


/s/ E. Linwood Pearce                 Chief Executive Officer and Director
----------------------------------
E. Linwood Pearce

/s/ Joseph M. Fox                     Chairman of the Board
----------------------------------
Joseph M. Fox

/s/ Andrew B. Ferrentino              President, Secretary and Director
----------------------------------
Andrew B. Ferrentino

/s/ Kimberly E. Osgood                Chief Financial Officer
----------------------------------
Kimberly E. Osgood

/s/ Duane A. Adams                    Director
----------------------------------
Dr. Duane A. Adams

/s/ Alan B. Salisbury.                Director
----------------------------------
Dr. Alan B. Salisbury

/s/ Gerhard Barth                     Director
----------------------------------
Dr. Gerhard Barth

                                 EXHIBIT INDEX
                                 -------------



EXHIBIT NO.                               DESCRIPTION
-----------    -----------------------------------------------------------------
    4.1        Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 of the Registrant's
               Registration Statement on Form S-1, Reg. No. 333-17063).

    4.2 Bylaws (incorporated herein by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-1, Reg.
               No. 333-17063).

    4.3        Specimen Stock Certificate (incorporated herein by reference to
               Exhibit 4.4 of the Registrant's Registration Statement on
               Form S-1, Reg. No. 333-17063).

    4.4        Template Software, Inc. 1996 Equity Incentive Plan (as amended).

      5 Opinion of counsel with respect to the securities being registered.

   23.1        Consent of counsel (included in Exhibit 5).

   23.2        Consent of Coopers & Lybrand L.L.P., independent accountants.

     24        Power of Attorney (see signature pages to this Registration
               Statement).